UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: December 20, 2006 (Date of earliest event reported)
Corcept Therapeutics Incorporated (Exact name of registrant as specified in its charter)

CA (State or other jurisdiction of incorporation)	000-50679 (Commission File Number)	77-0487658 (IRS Employer Identification Number)

149 Commonwealth Drive (Address of principal executive offices)		94025 (Zip Code)
650-327-3270 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 20, 2006 Corcept Therapeutics Incorporated received a Nasdaq Staff Determination in response to the Company's December 4, 2006 submission of a plan to regain compliance with NASDAQ Marketplace Rule 4450(a)(3), which requires the Company to have a minimum of $10,000,000 in stockholders' equity. The Company's stockholders' equity reported on its Form 10-Q for the period ended September 30, 2006 was $6.98 million.

The NASDAQ letter indicated that the Staff determined not to accept the Company's plan of compliance and that, therefore, the Company's common stock would be subject to delisting unless the Company requested a hearing before a NASDAQ Listing Qualifications Panel (the "Panel"). On December 27, 2006, the Company requested a hearing before the Panel.

As a result, the Company's common stock will remain listed on The NASDAQ Global Market at least until the Panel issues its decision following the hearing. Consistent with the NASDAQ rules, the Company expects that the hearing will be scheduled to occur within the next 45 days.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Corcept Therapeutics Incorporated dated December 27, 2006

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2006	CORCEPT THERAPEUTICS INCORPORATED By: /s/ Fred Kurland Fred Kurland Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Corcept Therapeutics Incorporated dated December 27, 2006